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                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

                     DANIELSON HOLDING CORPORATION ANNOUNCES
                           SUCCESSFUL RIGHTS OFFERING

CHICAGO, IL - JUNE 11, 2004 - Danielson Holding Corporation (AMEX:DHC) announced today that its pro rata rights offering was fully subscribed through the exercise of basic subscription and oversubscription privileges and that it issued all 27,438,118 shares of its common stock offered. The gross proceeds to Danielson from the rights offering were approximately $42.0 million.

         Based on the broad public participation in the rights offering, Danielson also sold the maximum of 8.75 million shares of its common stock to D.
E. Shaw Laminar Portfolios, L.L.C. at $1.53 per share pursuant to the terms of the agreement Danielson entered into on December 2, 2003. Gross proceeds to Danielson from this sale were approximately $13.4 million.

         As previously announced, Danielson used the proceeds from the rights offering and sale of shares to D. E Shaw Laminar to repay entirely the $40 million principal amount plus accrued interest on the bridge financing obtained in connection with Danielson's acquisition of Covanta Energy Corporation. The remaining proceeds will be available for general corporate purposes.

         Immediately following the completion of the rights offering and of the pre-agreed sale of shares to D. E. Shaw Laminar Portfolios, Danielson had approximately 72.8 million shares of common stock outstanding.

         Danielson Holding Corporation is an American Stock Exchange listed company, engaging in the energy, financial services and specialty insurance business through its subsidiaries. Danielson's charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson's common stock without its prior consent.

         Danielson recently acquired Covanta Energy Corporation, an internationally recognized owner and operator of power generation projects. Covanta's waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. Covanta also operates water and wastewater treatment facilities.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language,

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such as the words "plan", "believe", "expect", "anticipate", "intend",
"estimate", "project", "may", "will", "would", "could", "should", "seeks", or "scheduled to", or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Danielson cautions investors that any forward-looking statements made by Danielson are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Danielson, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of Danielson's Annual Report on Form 10-K for the year ended December 31, 2003, as amended, and in other securities filings by Danielson or Covanta. The forward-looking statements contained in this press release are made only as of the date hereof and Danielson does not have and has not undertaken any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

For more information generally, please contact:

FOR DANIELSON HOLDING CORPORATION
Doreen Lubeck
Danielson Holding Corporation
(312) 466-4030